EXHIBIT 23 - A
                        CONSENT OF KMPG PEAT MARWICK LLP








































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


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Fidelity Bancorp, Inc.'s 1997 Employee Stock Compensation Program of our report dated October 31, 1997, with respect to the consolidated financial statements of Fidelity Bancorp, Inc., as of September 30, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, which report appears in the September 30, 1997 annual report on Form 10-KSB of Fidelity Bancorp, Inc..



March 4, 1998                                          /s/ KPMG Peat Marwick LLP
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                                                           KPMG Peat Marwick LLP










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